[Mutual Funds II, Inc.]

Sub-Item 77C: Submission of matters to a vote of security holders.

The following proposals were addressed during the period. *Indicates that the proposal was addressed at a special meeting of shareholders held on September 7, 2005. **Indicates that the proposal was addressed at a subsequent adjourned special meeting held on October 14, 2005.

1.	Proposal to elect the following individuals as directors:
Lynn S. Birdsong, Robert M. Gavin, Jr., Duane E. Hill, Sandra S.
Jaffee, William P. Johnston, Phillip O. Peterson, Thomas M. Marra, Lowndes A. Smith and David M. Znamierowski:

                	    The Hartford Mutual Funds II, Inc.*
Nominee			For 			Withhold
Lynn S. Birdsong		88,318,443.669	2,232,324.720
Robert M. Gavin, Jr.	88,318,755.165	2,232,013.224
Duane E. Hill		88,327,805.439	2,222,962.950
Sandra S. Jaffee		88,327,579.118	2,223,189.271
William P. Johnston	88,307,054.045	2,243,714.344
Phillip O. Peterson	88,336,069.480	2,214,698.909
Thomas M. Marra 		88,318,600.330	2,232,168.059
Lowndes A. Smith		88,326,965.370	2,223,803.019
David M. Znamierowski	88,275,570.292	2,275,198.097

2. Proposal to Permit the Fund Investment Adviser to Select and
Contract with Sub-Advisers without Obtaining Shareholder Approval:

Fund
	For		Against		Abstain		Broker Non-Vote
Growth**
25,852,428.108	1,981,365.955	894,026.981		8,570,315.000
Growth Opportunities*
12,195,652.998	1,082,654.783	526,958.831		3,326,251.000
SmallCap Growth*
3,944,124.534	298,757.241		156,512.997		935,257.000
Tax-Free Minnesota*
1,840,086.098	173,559.424		33,167.110		445,946.000
Tax-Free National*
3,905,932.657	401,049.130		161,628.756		1,196,695.000
U.S. Government Securities*
11,214,462.920	989,103.456		622,570.875		1,484,749.000
Value Opportunities*
5,966,582.441	493,203.070		160,517.283		1,524,474.000

3.A(iii). Proposal to Revise the Fundamental Policy Regarding the
Borrowing of Money, Issuing of Senior Securities and Purchasing
Securities on Margin:

Fund
       For		Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,952,027.805	253,496.799		193,870.168		935,257.000

3.B  Proposal to Eliminate the Fundamental Policy Regarding the
Pledging, Mortgaging or Hypothecating of Assets:

Fund:
       For		Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,939,854.328	250,990.059		208,550.385		935,257.000

3.D Proposal to Revise the Fundamental Policy Regarding Investments in Real Estate and Interests Therein:

Fund
       For		Against		Abstain		Broker Non-Vote
SmallCap Growth*
4,022,542.954	181,521.233		195,330.585		935,257.000

3.E Proposal to Revise the Fundamental Policy Regarding Purchases and Sales of Commodities and Commodities Contracts

Fund
       For		Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,977,502.458	224,427.205		197,465.109		935,257.000

3.G  Proposal to Revise the Investment Concentrations within a
Particular Industry:

Fund
       For		Against		Abstain		Broker Non-Vote
Growth
25,195,633.304	1,067,492.828	1,030,602.653	10,177,143.000
Growth Opportunities*
12,555,225.328	687,170.976		562,870.308		3,326,251.000
SmallCap Growth*
4,033,926.733	170,643.799		194,824.240		935,257.000
Tax-Free Minnesota*
1,929,780.762	69,320.031		47,711.839		445,946.000
Tax-Free National*
4,143,787.464	185,294.337		139,528.742		1,196,695.000
U.S. Government Securities*
11,607,852.546	626,019.209		592,265.496		1,484,749.000
Value Opportunities*
6,093,386.665	332,310.086		194,606.043		1,524,474.000

3.H(i).  Proposal to Eliminate the Fundamental Policy Regarding
Purchases from and Sales to Officers, Directors and Employees:

Fund
For			Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,895,546.631	303,598.865		200,249.276		935,257.000






3.H(ii). Proposal to Eliminate the Fundamental Policy Regarding
Securities Trading Accounts:

Fund
For			Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,922,923.424	267,156.193		209,315.155		935,257.000

3.I Proposal to Revise the Fundamental Policy Regarding the Making of Loans:

Fund
For			Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,926,744.199	272,055.451		200,595.122		935,257.000

3.J  Proposal to Eliminate the Fundamental Policy Regarding Short
Sales:

Fund
For			Against		Abstain		Broker Non-Vote
SmallCap Growth*
3,928,893.334	265,126.540		205,374.898		935,257.000